                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


    [ ] Preliminary Proxy Statement


    [ ] Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))


    [X] Definitive Proxy Statement


    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                                  NEXMED, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)
       ------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4) Proposed maximum aggregate value of transaction:

        5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                                  NEXMED, INC.
                             350 CORPORATE BOULEVARD
                         ROBBINSVILLE, NEW JERSEY 08691

                                  -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   -----------

To Our Stockholders:


         Notice is hereby given to all of the stockholders of NexMed, Inc. (the "Company") that the Annual Meeting of Stockholders (the "Annual Meeting") of the Company will be held on Friday, June 21, 2002, at 10:00 a.m., local time, at the Company's headquarter facilities located at 350 Corporate Boulevard, Robbinsville, New Jersey for the following purposes:


(1) To elect two persons to the Board of Directors of the Company, each to serve a three-year term, or until his successor is elected and qualified.

(2) To consider and vote upon a proposal to approve and adopt Amended and Restated Articles of Incorporation of the Company.

(3) To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP, as the Company's independent accountants for the year ending December 31, 2002.

         The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting or any adjournment or postponement thereof are to consider and act upon such other business as may properly come before this Annual Meeting or any adjournment or postponement thereof.

         All stockholders of record of the Company's common stock at the close of business on April 23, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum.



By Order of the Board of Directors



/s/ Vivian H. Liu
-----------------
Vivian H. Liu
Secretary

April 30, 2002
Robbinsville, New Jersey


     This Proxy Statement is dated April 30, 2002, and was first mailed to NexMed Stockholders on or about May 1, 2002.



THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE THESE SHARES BY TELEPHONE AT (800) 240-6326 OR BY INTERNET AT HTTP://WWW.EPROXY.COM/NEXM/. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE ANY OF YOUR PROXIES IF YOU WISH AND VOTE IN PERSON. YOUR PROXIES ARE REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

                                                         MAILED TO STOCKHOLDERS
                                                         ON OR ABOUT May 1, 2002



                                  NEXMED, INC.
                             350 CORPORATE BOULEVARD
                         ROBBINSVILLE, NEW JERSEY 08691

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------


GENERAL INFORMATION

         This Proxy Statement is furnished by the board of directors (the "Board" or "Board of Directors") of NexMed, Inc., a Nevada corporation ("NexMed" or the "Company"), in connection with the solicitation of proxies for use at NexMed's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 21, 2002, at 10:00 a.m., local time, at NexMed's headquarter facilities at 350 Corporate Boulevard, Robbinsville, New Jersey, and any adjournment or postponement thereof.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Vivian H. Liu, the Company's Secretary) a written notice of revocation or a properly executed proxy bearing a later date.

SOLICITATION AND VOTING PROCEDURES

         The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.001 per share (the "Common Stock"). The Company may use the services of Wells Fargo Shareowner Services in soliciting proxies and, in such event, the Company expects to pay approximately $10,000, plus out-of-pocket expenses, for such services. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

         The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on April 23, 2002 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock (the "Stockholders") entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 25,536,654 shares of Common Stock outstanding.

         Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when the Stockholder has given instructions, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of the nominees for directors named below and FOR Proposal Nos. 2 and 3.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         NexMed's Amended and Restated Articles of Incorporation divide the Company's Board of Directors into three classes, the term of office for each class is arranged so that the term of office of one class expires at each successive Annual Meeting of Stockholders. The Board of Directors presently consists of five members as follows: Class I directors, Robert W. Gracy, Ph.D and Stephen M. Sammut whose terms expire in 2004; Class II director, Gilbert S. Banker, Ph.D., whose term expires in 2003; and Class III directors, Y. Joseph Mo, Ph.D. and James L. Yeager, Ph.D., whose terms expire in 2002 and, if-re-elected at the Annual Meeting, in 2005.

         At the Annual Meeting, the Stockholders will elect two directors to serve as Class III directors. Each of the directors who is elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2005 and until such director's successor is elected or appointed and qualifies or until such director's earlier resignation or removal. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of each of the director nominees named below. The Board of Directors believes that nominees Y. Joseph Mo and James L. Yeager will stand for election and will, if elected, serve as Class III directors. However, with respect to each nominee, in the event such nominee is unable or unwilling to serve as a Class III director at the time of the Annual Meeting, the proxies may be voted for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy or the Board of Directors may be reduced to no less than three members in accordance with NexMed's Amended and Restated Amended Articles of Incorporation.

         Gilbert S. Banker, whose term as a Class II director expires in 2003, has resigned from the Board effective as of March 14, 2002. The Board has not nominated a replacement to fill the vacancy on the Board resulting from Mr. Banker's departure. Under the Company's Bylaws and Amended and Restated
Articles of Incorporation, a vacancy on the Board created by a resignation of a director may be filled by a majority vote of the remaining directors. A director so chosen to fill the vacancy created by Mr. Banker's resignation would hold office until the 2003 Annual Meeting of Stockholders.

NOMINEES FOR DIRECTOR

         The following information was furnished to the Company by the nominees.

         Y. Joseph Mo, Ph.D., nominee for a Class III director, is, and has been since 1995, the Chief Executive Officer and President of the Company and Chairman and member of the Board of Directors. Prior to joining the Company in 1995, Dr. Mo was President of Sunbofa Group, a privately held investment consulting company. From 1991 to 1994, he was President of the Chemical Division, and from 1988 to 1994, the Vice President of Manufacturing and Medicinal Chemistry, of Greenwich Pharmaceuticals, Inc. Prior to that, he served in various executive positions with several major pharmaceutical companies, including Johnson & Johnson, Rorer Pharmaceuticals, and Beecham Pharmaceuticals. Dr. Mo received his Ph.D. in Industrial and Physical Pharmacy from Purdue University in 1977.

         James L. Yeager, Ph.D., nominee for a Class III director, is, and has been since December 1998, a member of the Board of Directors and, since January 2002, Senior Vice President for Scientific Affairs. From June 1996 through December 2001, Dr. Yeager served as the Company's Vice President of Research and Development and Business Development. Before joining the Company, Dr. Yeager was Vice President of Research and Development at Pharmedic Company. From 1979 to 1992, Dr. Yeager held various managerial positions with Abbott Laboratories and Schiapparelli-Searle. Dr. Yeager received his Ph.D. in Industrial and Physical Pharmacy from Purdue University in 1978.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

         Under Nevada law, where NexMed is incorporated, shares as to which there is an abstention or broker non-vote shall be deemed to be present at the meeting for purposes of determining a quorum. However, because under Nevada law the nominees for the election of directors must be elected by a plurality of the votes cast at the election, abstentions and broker non-votes will have no effect on the outcome of this vote.


    THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

                                    DIRECTORS

         Set forth below is certain information as of the Record Date regarding the directors of the Company.

NAME                           AGE    TITLE
----                           ---    -----
Y. Joseph Mo, Ph.D.             54    Chairman of the Board of Directors,
                                      President and Chief Executive Officer

Robert W. Gracy, Ph.D.          60    Director

Stephen M. Sammut               50    Director

James L. Yeager, Ph.D.          55    Director, Senior Vice President for
                                      Scientific Affairs

         Biographical information concerning each of the director nominees is set forth above under the caption "Proposal No. 1 - Election of Directors." Biographical information concerning the remaining directors of the Company is set forth below.

         Robert W. Gracy, Ph.D., is and has been a director of the Company since January 1997 and a member of the Executive Compensation Committee and the Audit Committee of the Board of Directors since February 2000. His current term as a member of the Board of Directors expires in 2004. Since 1993, Dr. Gracy has been Associate Vice President for Research and Biotechnology at the University of North Texas Health Science Center in Fort Worth, Texas. Dr. Gracy is recipient of Research Career Development and MERIT Awards from the National Institutes of Health and research awards from the American Chemical Society and the American Osteopathic Medical Association. Dr. Gracy has published approximately 200 research papers and book chapters, holds patents in biotechnology and lectures internationally on aging and age-related medical problems. He serves as a consultant or as a director on the board of directors of several pharmaceutical, healthcare, and biotechnology organizations. Dr. Gracy received his Ph.D. in Biochemistry from the University of California, Riverside in 1968 and was a Damon Runyon Cancer Fellow at Albert Einstein College of Medicine and an Alexander von Humboldt Fellow at the University of Wurzburg in Germany. Dr. Gracy is also a member of the Company's Scientific Advisory Committee.

         Stephen M. Sammut, is and has been a director of the Company since May 2001, and a member of the Executive Compensation Committee and the Audit Committee of the Board of Directors since May 2001. His current term as a member of the Board of Directors expires in 2004. Since 2000, Mr. Sammut has been Chairman & CEO of Buttonwood Ventures, a merchant bank and private equity advisory firm and holds appointments as a Lecturer at the Wharton School, the Law School and the School of Engineering and Applied Science of the University of Pennsylvania. From 1993-1999, Mr. Sammut was the Managing Director of Access Management Services, Inc., a seed stage venture firm focusing on the formation and funding of life science firms built around university technologies. From 1986-1993, Mr. Sammut served in various executive positions with Teleflex Incorporated, a NYSE-listed international engineering/manufacturing company, and S.R. One, Limited, a venture capital fund of SmithKline Beckman Corporation. Mr. Sammut serves on the board of directors and advisory boards of several development-stage biotechnology companies. Mr. Sammut holds an A.B. and M.A. from Villanova University and an MBA from the University of Pennsylvania.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of Common Stock by (a) each person known by NexMed to be the beneficial owner of more than 5% of its outstanding voting securities, (b) NexMed's directors and executive officers, individually, and (c) NexMed's directors and executive officers as a group. Unless otherwise noted herein, the information set forth below is as of the Record Date.


NAME, POSITION AND ADDRESS OF BENEFICIAL             NUMBER OF SHARES BENEFICIALLY OWNED(2)      PERCENT OF CLASS (%)
-----------------------------------------            --------------------------------------      --------------------
OWNER(1)
--------
Y. Joseph Mo, Ph.D.                                                3,102,666                             11.4
Chairman of the Board of Directors,
President and Chief Executive Officer (3)

Kenneth Anderson                                                      42,500                              0.17
Vice-President- Commercial Development (4)

Vivian H. Liu                                                        445,000                              1.73
Vice President-Corporate Affairs & Secretary (5)

James L. Yeager, Ph.D.                                               445,000                              1.72
Director and Senior Vice President-
Scientific Affairs (6)

Robert W. Gracy, Ph.D.                                               130,000                              0.51
Director (7)

Stephen M. Sammut                                                     38,000                              0.15
Director (8)

All Executive Officers and Directors as a                          4,203,166                             15.08
Group (seven persons) (9)

Vergemont International Limited                                    2,000,000                              7.83
dba NexMed (Asia) Limited
Suite 2401-2408, 24F CITIC Tower, One Tim Mei
Avenue, Central, Hong Kong (10)


1) The address for the executive officers and directors of the Company is 350 Corporate Boulevard, Robbinsville, NJ 08691.
2) Except as may otherwise be noted below, all shares are solely and directly owned, with sole voting and dispositive power.
3) Includes 1,602,666 shares issuable upon exercise of immediately exercisable stock options.
4) Represents 42,500 shares issuable upon exercise of immediately exercisable stock options.
5) Includes 255,000 shares issuable upon exercise of immediately exercisable stock options.
6) Includes 290,000 shares issuable upon exercise of immediately exercisable stock options.
7) Includes 100,000 shares issuable upon exercise of immediately exercisable stock options.
8) Represents 38,000 shares issuable upon exercise of immediately exercisable stock options.
9) Includes 2,328,166 shares issuable upon exercise of immediately exercisable stock options.
10) Represents shares issued upon the exercise of 2,000,000 warrants in June 2000. The warrants were issued in May 1999, in connection with Vergemont International Limited's acquisition of the Company's Asian operations.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires NexMed's executive officers, directors and persons who beneficially own greater than 10% of a registered class of its equity securities to file certain reports ("Section 16 Reports") with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. Based solely on the Company's review of the Section 16 Reports furnished to the Company, all Section 16(a) requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                              DIRECTOR COMPENSATION

         In 2001, the Board of Directors adopted a stock option and cash compensation package for its non-employee directors. Upon joining the Board, each new director will receive a grant of 20,000 immediately exercisable stock options issued pursuant to the NexMed, Inc. Recognition and Retention Stock Incentive Plan, (the "Recognition Plan"), as well as a grant of 60,000 additional stock options to be granted under the Recognition Plan which will vest in three equal installments upon the first three annual meetings following such new director joining the Board. The stock options will have an exercise price equal to the fair market value of the Company's common stock on the date such stock options are granted. This approach is designed to align the interests of the directors with those of the Stockholders over the long-term since the full benefits of the stock option compensation package cannot be realized unless the stock price appreciation occurs over a number of years. Each non-employee director also receives $2,000 per day for Board meetings and $500 per day for air travel. In addition, for service on a Board committee, each non-employee director receives annual compensation of $2,500, with non-employee chairpersons of Board committees receiving additional annual compensation of $2,500.

                          THE BOARD AND ITS COMMITTEES

MEETINGS OF THE BOARD OF DIRECTORS

         During the year ended December 31, 2001, four meetings of the Board of Directors were held. All directors attended at least 75% of the combined number of meetings of the Board and the Committees on which they served during the year ended December 31, 2001.

COMMITTEES

         The Board of Directors presently has three committees, the Executive Compensation Committee, the Audit Committee and the Nominating Committee.

         The Executive Compensation Committee establishes remuneration levels for executive officers of the Company and implements incentive programs, for officers, directors and consultants, including the NexMed Inc. Stock Option and Long-Term Incentive Compensation Plan (the "Stock Plan") and the Recognition Plan. The Executive Compensation Committee was formed on February 7, 2000, and it met four times in 2001. The Executive Compensation Committee consisted of Gilbert S. Banker, Robert W. Gracy and Stephen M. Sammut, none of whom is an employee of the Company.

         The Audit Committee periodically meets with the Company's financial and accounting management and independent accountants to make recommendations concerning the engagement of independent accountants, reviews with the independent accountants the scope and results of the audit engagement, approves professional services provided by the independent accountants, reviews the independence of the independent accountants and reviews the adequacy of the internal accounting controls. The members of the Committee meet the independence and experience requirements of the NASDAQ Stock Market listing requirements. The Audit Committee was formed on February 7, 2000 and acts under a written charter first adopted and approved by the Board on the same date, and subsequently amended and approved on May 7, 2001. The Audit Committee met seven times in 2001, and consisted of Gilbert S. Banker, Robert W. Gracy and Stephen M. Sammut, none of whom is an employee of the company.

         The Nominating Committee makes recommendations to the Board of Directors concerning candidates for Board vacancies, and will consider written nominations from stockholders submitted in accordance with clause (iii) of paragraph (a)(1) of Section 2.10 of NexMed's By-Laws and delivered to the Company's Secretary not less than 60 nor more than 90 days prior to the first anniversary of each preceeding year's Annual Meeting of Stockholders. The

Nominating Committee was formed on February 7, 2000. The Nominating Committee did not meet in 2001, and consisted of Gilbert S. Banker, Robert W. Gracy, Y. Joseph Mo and James L. Yeager.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation paid by NexMed during the years ended December 31, 2001, 2000 and 1999 to its Chief Executive Officer and its three other executive officers, who were serving as NexMed's executive officers at the end of 2001:

----------------------------------------------------------------------------------------------------------------------
NAME                      FISCAL YEAR                                  LONG-TERM COMPENSATION
                                        ANNUAL         ANNUAL BONUS    AWARDS/SECURITIES         ALL OTHER
                                        SALARY ($)     ($)             UNDERLYING OPTIONS(#)     COMPENSATION ($)
----------------------------------------------------------------------------------------------------------------------
Y. Joseph Mo                  2001         225,000         80,000                 --                  8,461 (2)
                              2000         180,000         72,000             1,114,000               6,230 (2)
                              1999         120,000        100,000                 --                      --
----------------------------------------------------------------------------------------------------------------------
Kenneth Anderson              2001         142,000         35,000                25,000                 492 (3)
                              2000          19,154(1)       3,000                67,500                  --
                              1999           --              --                   --                     --
----------------------------------------------------------------------------------------------------------------------
Vivian H. Liu                 2001         140,000         43,000                 --                  4,456 (2)
                              2000         132,000         40,000                90,000               4,014 (2)
                              1999          98,000         60,000                 --                      --
----------------------------------------------------------------------------------------------------------------------
James L. Yeager               2001         195,000         62,000                 --                  6,779 (2)
                              2000         156,000         60,000               120,000               5,379 (2)
                              1999         112,000         80,000                 --                      --
----------------------------------------------------------------------------------------------------------------------

(1)      Kenneth Anderson started with the Company in November 2000 at an annual salary of $140,000 per year.
(2)      Includes  economic  benefit of  insurance  premiums  paid on behalf of the  officers  of the Company and 3% matching contributions to the Scudder Kemper 401(K) plan.
(3)      Includes 3% matching contributions to the Scudder Kemper 401 (K) plan, effective November 2001.

EMPLOYMENT AGREEMENTS

         As of the year ended December 31, 2001, there were no employment agreements between NexMed and any of its named executive officers.

         On February 27, 2002, the Company entered in to an employment agreement with Y. Joseph Mo, Ph.D., that has a term of five years, and pursuant to which Dr. Mo will serve as the Company's Chief Executive Officer and President. During his employment with the Company, Dr. Mo will receive an annual base salary of at least $250,000 (to be raised to $350,000 after the Company sustains gross revenues of $10 million for two consecutive fiscal quarters), subject to annual cost of living increases. Dr. Mo will also be eligible to earn an annual bonus based on the attainment of financial targets established by the Board of Directors or its Compensation Committee in consultation with Dr. Mo. In addition to other benefits and perquisites generally provided to employees of the Company, during his employment, the Company will provide Dr. Mo with split dollar life insurance with a death benefit of $2 million, an automobile for his business use, payment of up to $10,000 per year in annual dues for a social club, and up to $20,000 per year for financial and estate planning.

         The employment agreement provides for three grants of options, each to purchase 300,000 shares of Company common stock per grant under the Company's Stock Plan. These options are intended to be incentive stock options to the fullest extent permitted under the Internal Revenue Code. The first grant of 300,000 options was made on February 26, 2002 and will vest in annual installments of 100,000 options each, commencing February 26, 2003 at an exercise price of $2.91 per share. On each of the first and second anniversaries of the date of the employment agreement, provided that Dr. Mo is employed by NexMed, he will be granted the second and third grants of 300,000 options each.

Such options will vest in three annual installments of 100,000 each and will have an exercise price equal to the fair market value of the Company's common stock on the date of grant. In addition, the Company, subject to certain financial restrictions, agrees to loan Dr. Mo up to an aggregate of $2 million to exercise previously granted options.

         Under the employment agreement, Dr. Mo is entitled to deferred compensation in an annual amount equal to one-sixth of the sum of Dr. Mo's base salary and bonus for the 36 calendar months preceding the date on which the deferred compensation payments commence subject to certain limitations, including annual vesting through January 1, 2007, as set forth in the employment agreement. The deferred compensation will be payable monthly for 180 months commencing on termination of employment as discussed below. In addition, Dr. Mo is entitled to a tax gross up in the event any payments to him from the Company are subject to an excise tax under Section 4999 of the Internal Revenue Code, which imposes such excise tax with respect to certain payments made in connection with a change in control.

         In the event Dr. Mo's employment is terminated for "Cause" (as defined in the employment agreement), Dr. Mo will only be entitled to receive any earned but unpaid base salary, bonus and benefits. Any outstanding loan from the Company to Dr. Mo to purchase Company stock options will become immediately due and payable and Dr. Mo forfeits all deferred compensation.

         In the event of the termination of Dr. Mo's employment due to death or "permanent disability" (as defined in the employment agreement), Dr. Mo (or his estate, if applicable) will be entitled to receive any earned but unpaid base salary, bonus and benefits. In the event of a termination due to permanent disability, Dr. Mo shall continue to receive his base salary at 50% of the rate in effect at the time of termination until the earlier of (i) the fifth anniversary of the termination or (ii) January 1, 2014. This payment will be offset by any payments received from the Company's long term disability policy to the extent that the sum of the monthly payments from the Company and under the Company's long term disability policy exceed Dr. Mo's "Basic Monthly Earnings" (as defined in the Company's long term disability policy). In the event of Dr. Mo's death, the Company shall pay his beneficiary or estate (as applicable) a lump sum amount equal to the present value of Dr. Mo's deferred compensation arrangement.

         In the event Dr. Mo's employment is terminated by the Company without Cause or by Dr. Mo with "Good Reason" (as defined in the employment agreement), Dr. Mo will be entitled to receive any earned but unpaid base salary, bonus and benefits. In addition, in the event of either such termination, Dr. Mo will receive the deferred compensation payments, a pro rated bonus for the year in which the termination occurs, up to $10,000 in reimbursement for job search services and two years continued medical coverage or its equivalent.
In the event Dr. Mo's terminates his employment without Good Reason, Dr. Mo will be entitled to receive any earned but unpaid base salary, bonus and benefits. In addition, Dr. Mo would begin to receive his deferred compensation payments on January 1, 2014.

                            STOCK OPTION INFORMATION

         The following table sets forth the stock options granted to the named executive officers during the year 2001, pursuant to the Stock Plan:

--------------------------------------------------------------------------------------------------------------------------
                                            PERCENTAGE OF TOTAL                                          GRANT DATE
                      NUMBER OF SHARES      OPTIONS GRANTED TO    EXERCISE PRICE                        PRESENT VALUE
NAME                  UNDERLYING OPTIONS    EMPLOYEES IN 2001     PER SHARE ($) (1)   EXPIRATION           ($) (3)
                                            (%)                                          DATE
--------------------------------------------------------------------------------------------------------------------------

Y. Joseph Mo                   0                     --                  --                                  --
--------------------------------------------------------------------------------------------------------------------------

Kenneth Anderson           25,000 (2)               7.8                 $3.00         12/31/2011            $2.53

--------------------------------------------------------------------------------------------------------------------------

Vivian H. Liu                  0                     --                  --                                  --

--------------------------------------------------------------------------------------------------------------------------

James L. Yeager                0                     --                  --                                  --

--------------------------------------------------------------------------------------------------------------------------

(1) The exercise price (the price that the officer must pay to purchase each share of stock that is subject to an option) is equal to the fair market value of the stock on the date of grant of the option.
(2) The options expire on December 13, 2011 and vest in five equal installments on December 31, 2001, 2002, 2003, 2004 and 2005.
(3) The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model. For options with ten-year terms, the assumptions are 80%, 5.4% and 0% for the volatility, risk free yield and dividend yield, respectively.

                       FISCAL YEAR 2001-END OPTION VALUES

         The following table sets forth information concerning each exercise of stock options during 2001 as well as the value of unexercised options at December 31, 2001 held by the executives named in the Summary Compensation Table above.

--------------------------------------------------------------------------------------------------------------------------
                                                                                                       VALUE OF
         NAME             SHARES ACQUIRED ON       VALUE REALIZED ($)     SECURITIES UNDERLYING       UNEXERCISED
                           EXERCISE OF STOCK                             UNEXERCISED OPTIONS AT      IN-THE-MONEY
                              OPTIONS (#)                                  FISCAL YEAR END (#)     OPTIONS AT FISCAL
                                                                               EXERCISABLE           YEAR END ($)
                                                                         (E)/UNEXERCISABLE (U)        EXERCISABLE
                                                                                   (1)             (E)/UNEXERCISABLE
                                                                                                        (U) (1)
--------------------------------------------------------------------------------------------------------------------------
Y. Joseph Mo                       0                       0                 1,602,666 (E)(2)          1,154,000 (E)
                                                                               371,334 (U)(3)                  0 (U)

--------------------------------------------------------------------------------------------------------------------------

Kenneth Anderson                   0                       0                    42,500 (E)(4)             2,000 (E)
                                                                                50,000 (U)(4)             8,000 (U)
--------------------------------------------------------------------------------------------------------------------------

Vivian H. Liu                      0                       0                  255,000 (E)(5)            353,000 (E)
                                                                               30,000 (U)(3)                  0 (U)
--------------------------------------------------------------------------------------------------------------------------

James L. Yeager                    0                       0                  290,000 (E)(2)            279,000 (E)
                                                                               40,000 (U)(3)                  0 (U)

--------------------------------------------------------------------------------------------------------------------------

(1) Based on a closing sale price of the Company's Common Stock on the NASDAQ Stock Market of $3.40 on December 31, 2001.
(2) Includes stock options at exercise prices ranging from $2.00 - $4.00 per option share.
(3)  Includes stock options at an exercise price of $4.00 per option share.
(4) Includes stock options at exercise prices ranging from $3.00 - $16.25 per option share.
(5) Includes stock options at exercise prices ranging from $2.00 - $4.00 per option share.

            PERFORMANCE COMPARISON OF TOTAL RETURNS OF NEXMED, INC., THE U.S. NASDAQ STOCK MARKET AND NASDAQ PHARMACEUTICALS STOCKS

         The following graph shows the yearly change in cumulative total stockholder return on NexMed Common Stock (assuming a $100 investment on May 30, 1997* and quarterly reinvestment of dividends during the period) compared to the cumulative total return on the Nasdaq Stock Market (U.S.) and Nasdaq Pharmaceutical Stocks for the past 5 fiscal years. The Company believes that while total stockholder return is an important indicator of corporate performance, the stock prices of drug delivery technology stocks like NexMed are subject to a number of market-related factors other than company performance, such as the current market conditions, the general state of the economy and the performance of other drug delivery technology stocks.

*NexMed has been a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the effectiveness on May 13, 1997 of its registration statement on Form 10-SB, which NexMed filed in March 1997 pursuant to Section 12(g) of the Exchange Act.

[GRAPH OMITTED]





--------------------------------------------------------------------------------------------------------------------------
                        5/30/97        12/31/97         12/31/98        12/31/99         12/31/00         12/31/01
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
NexMed                   $100           72.710          103.005          199.952          387.785         164.809
--------------------------------------------------------------------------------------------------------------------------
Nasdaq                   $100           100.509         127.582          240.561          300.066         255.710
Pharmaceutical
--------------------------------------------------------------------------------------------------------------------------
U.S. Nasdaq Stock        $100           184.679         260.380          483.866          291.038         230.935
Market
--------------------------------------------------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         In July, 2001, NexMed advanced $100,000 to Vivian Liu, the Company's Vice President and Secretary, in connection with her tax liabilities resulting from the exercise of options to purchase common stock of the Company. The full amount of $100,000 remained outstanding as of April 30, 2002. The advance is evidenced by a promissory note, which bears interest at 5% per annum and such interest is payable quarterly. The principal amount is due on May 24, 2002.



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Gilbert S. Banker, Robert W. Gracy and Stephen M. Sammut served on the Executive Compensation Committee in 2001. None of these three individuals has ever been an employee of NexMed or its subsidiaries. No NexMed executive officer has ever served as a member of the board of directors or the compensation committee of any company whose executive officers include a member of the Board of Directors or the Executive Compensation Committee.

                             AUDIT COMMITTEE REPORT

         We have reviewed and discussed with management NexMed's audited consolidated financial statements for the year ended December 31, 2001.

         We have discussed with PricewaterhouseCoopers LLP
("PricewaterhouseCoopers"), NexMed's independent auditor, the matters required to be discussed by Statements on Auditing Standards No. 61, Communications with Audit Committees, as amended.

         We have also received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with PricewaterhouseCoopers its independence.

         Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in NexMed's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

                              The Audit Committee of the Board of Directors


                              Robert W. Gracy
                              Stephen M. Sammut


                     EXECUTIVE COMPENSATION COMMITTEE REPORT

OVERALL POLICY

         NexMed's executive compensation program is designed to be linked to corporate performance and the total return to Stockholders over the long-term. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and Stockholder interests and finally to reward individual contributions as well as overall business results.

         The key elements of the Company's executive compensation during the last fiscal year consisted of base salary, an annual bonus and the grant of stock options under the Stock Plan.

SALARIES

         The Executive Compensation Committee approves the salaries of the Chief Executive Officer of the Company and exercises oversight over the compensation of the other named executive officers of the Company. All final determinations are subjective. In establishing salary levels for 2001, the Executive Compensation Committee placed the most emphasis on the progression of the proprietary products under development and the financial condition of the Company based primarily on readily available working capital as of the end of the preceding fiscal year. The Executive Compensation Committee also relied on a comparison conducted by PricewaterhouseCoopers of fifteen peer companies in terms of compensation for members of the Board, the Chief Executive Officer and other officers. The Executive Compensation Committee also afforded substantial weight to the Company's long-term prospects and performance. A factor of less significance considered was the respective experience of the executive officers.

BONUSES

         Cash bonuses are awarded to named executive officers based upon a subjective evaluation by the Executive Compensation Committee of the performance of each named executive officer during the year. Of particular significance was the progression of the proprietary products under development and the financial condition of the Company. All named executive officers at fiscal year end were awarded bonuses in 2001 (see "Summary Compensation Table" under the heading "Executive Compensation" of this Proxy Statement).

STOCK OPTIONS

         Under the Stock Plan, which was adopted by the Company in December 1996, the Company's employees, including the named executive officers, are eligible to receive stock options, stock appreciation rights, restricted stock and other stock-based awards. The Executive Compensation Committee is responsible for determining the recipients and the size of the awards. In selecting the size and type of awards under the Stock Plan, the Executive Compensation Committee considers the nature of the position held as well as the other factors used to determine salaries and its subjective expectation of the potential for appreciation in the market value of the Common Stock. All final determinations are subjective.

         Stock options awarded under the Stock Plan generally vest over a period of several years from the date of grant. This approach is designed to align the interests of the executive officers with those of the Stockholders over the long-term since the full benefits of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Compensation for Y. Joseph Mo, Ph.D., the Company's Chairman of the Board, President and Chief Executive Officer, historically has been established in accordance with the principles described above. The Executive Compensation Committee reviews Dr. Mo's performance and establishes his base salary considering the various factors described above for named executive officers. The amount of Dr. Mo's cash bonus was awarded based upon a subjective evaluation by the Executive Compensation Committee of the performance of Dr. Mo during the year. Of particular significance was the progression of the proprietary products under development and the financial condition of the Company. Dr. Mo received bonuses of $80,000, $72,000, and $100,000 for fiscal years 2001, 2000 and 1999 respectively. Dr. Mo's base salary was $225,000, $180,000, and $120,000 for fiscal years 2001, 2000 and 1999 respectively. In January 2000, the Company granted Dr. Mo 1,114,000 stock options at an exercise price of $4.00 per option. The stock options vest as follows: 371,333 stock options on December 31, 2000, 371,333 stock options on December 31, 2001 and 371,334 stock options on December 31, 2002. The purpose of the grant is to retain and maximize the performance of Dr. Mo, the Company's key employee, and to reward him for succeeding in raising sufficient capital in 1999 and 2000 to enable the Company to proceed with and accelerate its development of one or more proprietary products without undue financial pressure.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code (the "Code"), and the Treasury Regulations issued thereunder, generally disallow a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer or any of the four other most highly compensated executive officers employed on the last day of the taxable year, unless such compensation is paid pursuant to a qualified "performance-based compensation" arrangement, the material terms of which are disclosed to and approved by stockholders.

         It is the general policy of the Executive Compensation Committee to have executive compensation paid by the Company treated as fully tax deductible, without regard to the limitations imposed by Section 162(m) of the Code. All compensation paid during fiscal year 2001 was determined to be tax deductible. However, due to the inflexibility of qualifying all compensation for an exemption from the application of Section 162(m) of the Code, the Executive Compensation Committee reserves the right to grant future compensation awards in such amounts as it may deem appropriate in the exercise of its business judgment, notwithstanding whether those awards are fully tax deductible.

                               The Executive Compensation Committee of the
                               Board of Directors


                               Robert W. Gracy
                               Stephen M. Sammut

                                 PROPOSAL NO. 2

           APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

         The Company's articles of incorporation, filed on October 20, 1987, were amended on February 24, 1989, May 25, 1994, September 21, 1995, amended and restated on January 29, 1994, and again amended on June 23, 2000 (the "Articles of Incorporation"). The Board of Directors deems it advisable that the Company's Articles of Incorporation be further amended and restated, subject to approval by the stockholders, to delete in their entirety Section D of Article Sixth, all of Article Ninth, and Article Tenth and insert a new Article Ninth in the further amended and restated articles of incorporation of the Company, a copy of which is attached hereto as Exhibit A.


         Section D of Article Sixth provides that, subject to the rights of the holders of any series of preferred stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least fifty percent of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. This provision is inconsistent with Section 78.335 of Nevada Revised Statutes, which provides that any director of the Company may be removed from office only by the affirmative vote of the holders of at least two-thirds of the voting power of the then issued and outstanding shares of capital stock of the Company (or such greater percentage of the voting power as the Articles may require). While the revision to Section D of Article Sixth makes it more difficult for the Company's Stockholders to remove a director from office, compliance with the minimum requirements of Section 78.335 of the Nevada Revised Statutes is mandatory. Any attempt to remove a director from office by an affirmative vote that is a lesser percentage than that proscribed by the Nevada Revised Statutes, notwithstanding that such vote may be in compliance with the Company's Articles of Incorporation, would be ineffective. Therefore, the Board of Directors has determined that Section D of Article Sixth should be deleted from the Company's Articles of Incorporation so that the Articles comply with Nevada law.



         Article Ninth sets forth certain factors which the Board of Directors may consider when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Company, (b) merger or consolidate the Company with another corporation or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Company. These factors include (i) the social, legal, environmental and economic effects on the employees, customers, suppliers and other affected persons, firms and corporations, and on the communities and geographical areas in which the Company and its subsidiaries operate or are located and on any of the businesses and properties of the Company or any of its subsidiaries, as well as other factors as the directors deem relevant, (ii) not only the financial consideration being offered in relation to the then current market price for the Company's outstanding shares of capital stock, but also in relation to the then current value of the Company in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Company (including the unrealized value of its properties and assets) as an independent going concern, and (iii) the obligations of the Company, and any of its subsidiaries, to provide stable, reliable public utility services on a continuing or long term basis. Section 78.138 of Nevada Revised Statutes expressly sets forth the factors that directors of the Company may consider when exercising their respective powers, which factors include (a) the interests of the Company's employees, suppliers, creditors and customers, (b) the economy of the state and nation, (c) the interests of the community and of society, and (d) the long-term as well as short-term interests of the Company and its stockholders, including the possibility that these interests may be best served by the continued independence of the Company. Section 78.138 of Nevada Revised Statutes further provides that the directors of the Company are not required to consider the effect of a proposed corporate action upon any particular group having an interest in the Company as a dominant factor. As Section 78.138 of the Nevada Revised Statues and Article Ninth of the Company's Articles of Incorporation are essentially duplicative and may be confusing when read together, the Board of Directors has determined that all of Article Ninth should be deleted from the Company's Articles of Incorporation. The deletion of all of Article Ninth from the Company's Articles of Incorporation does not directly impact the Stockholders of the Company. It does, however, provide greater certainty to the Stockholders of the Company that the Board of Directors will consider only those factors enumerated in Section 78.138 of the Nevada Revised Statutes when exercising their respective powers, thus eliminating possible confusion or conflict that may arise from the combined operation of the Company's Articles of Incorporation and the Nevada Revised Statutes.



         Article Tenth sets forth the limitation of liability of the Company's officers and directors. Section 78.138 of the Nevada Revised Statutes has been amended to codify existing legal decisions in the State of Nevada, providing that, with certain specified statutory exceptions, an officer or director of a Nevada corporation has limited individual liability to the corporation or its stockholders for damages that may occur as a result of the director's or officer's action or inaction, unless it is proven that (a) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (b) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. While Section
78.138 of the Nevada Revised Statutes limits common law and statutory liability of corporate directors and officers, it does not (a) prevent criminal prosecution of corporate directors or officers, (b) prevent personal liability of corporate directors or officers where fraud exists, and (c) eliminate corporate responsibility for damages incurred as a result of wrongful corporate acts. In order to afford greater protection to directors and officers of the Company, the Board of Directors has determined that Article Tenth should be replaced in its entirety to mirror the limitation of liability currently afforded by Section 78.138 of the Nevada Revised Statutes. It is anticipated that affording a high standard and greater level of certainty to the limitation of liability will make it easier for the Company to retain, or attract, high caliber individuals as directors and officers of the Company's management, as these individuals may be more willing to accept the limited and codified liability risks involved in acting as a corporate principal. The new Article Ninth further seeks to ensure that if that section is later amended to further limit the liability of corporate principals, that such limitation is effective without the necessity of incurring the time or expense of further amending the Company's restated and amended articles of incorporation. New Article Ninth is drafted to accomplish this purpose.

         Lastly, the Board of Directors noted some matters of "clean-up" in the Company's Articles of Incorporation, such as correcting references to the "Nevada General Corporation Law" which should be to "Nevada Revised Statutes," among others, and these corrections have been made. The corrections were either typographical or corrective in nature, and were not substantive.



         The Board of Directors believes the adoption of the attached amended and restated articles of incorporation is advisable since it will bring the Company's Articles of Incorporation into compliance with the applicable sections of the Nevada Revised Statutes.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

         Under applicable Nevada law, the affirmative vote of the Stockholders holding a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment to the amended and restated articles of incorporation. Consequently, abstentions from voting on the proposal and broker non-votes will have the same effect as a negative vote on this proposal. If approved by the Stockholders, it is anticipated that the Company will file amended and restated articles of incorporation as soon as practicable thereafter.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
      OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY


                                 PROPOSAL NO. 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors, upon recommendation of its Audit Committee, has selected PricewaterhouseCoopers LLP as independent accountants to audit and report upon the consolidated financial statements of the Company for the 2002 fiscal year and is submitting this matter to the Stockholders for their ratification. PricewaterhouseCoopers LLP served as the Company's independent auditors in fiscal year 2001 and in prior years.

AUDIT FEES

         PricewaterhouseCoopers is the Company's principal independent auditor. PricewaterhouseCoopers' audit fees for auditing the Company's annual consolidated financial statements for the year ended December 31, 2001 and reviews of the Company's interim financial statements included in the Company's Forms 10-Q filed with the Securities and Exchange Commission during 2001 were $102,953.

ALL OTHER FEES

         All other fees for PricewaterhouseCoopers' services, including tax and consulting, and other services, for the year ended December 31, 2001, were $72,192. PricewaterhouseCoopers is the only tax and actuarial services provider used by the Company.

         The Audit Committee of the Board of Directors has considered whether the provision of the services set forth in the preceding paragraphs is compatible with maintaining PricewaterhouseCoopers' independence.

         A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

         Under Nevada law shares as to which there is an abstention or broker non-vote shall be deemed to be present at the meeting for purposes of determining a quorum. However, because under Nevada law approval of this proposal requires that the votes cast in favor of it exceeds the votes cast opposing it, abstentions and broker non-votes will have no effect on the outcome of this proposal. If Stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Board of Directors will consider other independent auditors.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
               OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR
                            ENDING DECEMBER 31, 2002.


                              STOCKHOLDER PROPOSALS

         Stockholder proposals will be considered for inclusion in the Proxy Statement for the 2003 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, if they are received by the Secretary of the Company on or before November 29, 2002.

         Stockholders who intend to present a proposal at the 2003 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials for the 2003 Annual Meeting are required to provide notice of such proposal to the Company no later than 35 days nor more than 60 days prior to the 2003 Annual Meeting of Stockholders. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

          Proposals and notices of intention to present proposals at the 2003 Annual Meeting should be addressed to Vivian H. Liu, Secretary, NexMed, Inc., 350 Corporate Boulevard, Robbinsville, New Jersey 08691

                                  OTHER MATTERS

         The Board of Directors knows of no other business, which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

         It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote these proxies by telephone at (800) 240-6326 or by internet at http/www.eproxy.com/nexm/.

                                        By Order of the Board of Directors,


                                        /s/ Vivian H. Liu
                                        ------------------
                                        Vivian H. Liu
                                        Secretary
April 30, 2002
Robbinsville, NJ

\

                    [FORM OF PROXY-FRONT SIDE OF TOP PORTION]

                           TO OUR STOCKHOLDERS,

                           YOU ARE CORDIALLY INVITED TO ATTEND OUR ANNUAL MEETING OF STOCKHOLDERS, TO BE HELD IN THE CONFERENCE ROOM OF NEXMED, INC.'S FACILITIES AT 350 CORPORATE BOULEVARD, ROBBINSVILLE, NJ 08691, AT 10:00 A.M. ON FRIDAY, JUNE 21, 2002.
[COMPANY LOGO]
                           THE ENCLOSED PROXY STATEMENT PROVIDES YOU WITH ADDITIONAL DETAILS ABOUT ITEMS THAT WILL BE ADDRESSED AT THE ANNUAL MEETING. FOLLOWING CONSIDERATION OF THE PROPOSALS SET FORTH IN THE PROXY STATEMENT, AN OVERVIEW OF NEXMED, INC.'S ACTIVITIES WILL BE PRESENTED AND WE WILL BE AVAILABLE TO ANSWER ANY QUESTIONS YOU MAY HAVE. AFTER REVIEWING THE PROXY STATEMENT, PLEASE SIGN, DATE AND INDICATE YOUR VOTE FOR THE ITEMS LISTED ON THE PROXY CARD BELOW AND RETURN IT BY MAIL IN THE ENCLOSED, POSTAGE-PAID ENVELOPE, OR VOTE BY TELEPHONE BY CALLING (800) 240-6326 (U.S. ONLY), OR BY INTERNET AT HTTP://WWW.EPROXY.COM/NEXM/, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                           THANK YOU FOR YOUR PROMPT RESPONSE.



                                                            SINCERELY,
                                                            VIVIAN H. LIU
                                                            SECRETARY


           NEXMED, INC. 350 CORPORATE BOULEVARD ROBBINSVILLE, NJ 08691

                  (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

 - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED BELOW AND FOR PROPOSAL NOS. 2 AND 3.

PROPOSAL 1: Election of Directors: Y. Joseph Mo and James L. Yeager

Y. Joseph Mo:     FOR      WITHHOLD     James L. Yeager:  FOR      WITHHOLD
                           AUTHORITY                               AUTHORITY

                  |-|         |-|                         |-|         |-|

PROPOSAL 2: To consider and vote upon a proposal to approve and adopt Amended and Restated Articles of Incorporation of the Company.

   FOR      AGAINST      ABSTAIN

   |-|        |-|          |-|

PROPOSAL 3: Ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company.

   FOR      AGAINST       ABSTAIN

   |-|        |-|           |-|


Address Change? Mark Box [ ] Indicate changes below:







Date:___________________________________

_____________________________________________

_____________________________________________
Signature(s) in Box
Please sign exactly as your name appears at the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

                  [FORM OF PROXY-REVERSE SIDE OF TOP PORTION]


         PROXY                                                      PROXY
                                  NEXMED, INC.


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                  The undersigned hereby appoint(s) Vivian H. Liu and Y. Joseph Mo, or either of them, the lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of NexMed, Inc. to be held at the Company's headquarter facilities at 350 Corporate Boulevard, Robbinsville, New Jersey on Friday, June 21, 2002, at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

                  In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

                  This proxy when properly executed will be voted in the manner described herein by the undersigned stockholder. If no instructions are given, the shares will be voted FOR the election of the nominees for directors named below and FOR Proposal Nos. 2 and 3. Any prior proxy is hereby revoked.

                              (PLEASE DETACH HERE)

-  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

[FORM OF PROXY DETACHABLE PROXY CARD]
COMPANY #
CONTROL #


THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZED THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

o USE ANY TOUCH-TONE TELEPHONE TO VOTE YOU PROXY 24 HOURS A DAY, 7 DAYS A WEEK, UNTIL NOON (EST) ON THURSDAY, JUNE 20, 2002.
o YOUR WILL BE PROMPTED TO ENTER YOUR 3-DIGIT COMPANY NUMBER AND YOUR 7-DIGIT CONTROL NUMBER WHICH ARE LOCATED ABOVE.
o        FOLLOW THE SIMPLE INSTRUCTIONS THE VOICE PROVIDES YOU.

VOTE BY INTERNET - HTTP://WWW.EPROXY.COM/NEXM/ - QUICK *** EASY *** IMMEDIATE
                   ---------------------------

o USE THE INTERNET TO VOTE YOUR PROXY 24 HOURS A DAY, 7 DAYS A WEEK, UNTIL NOON (EST) ON THURSDAY, JUNE 20, 2002.

o YOU WILL BE PROMPTED TO ENTER YOUR 3-DIGIT COMPANY NUMBER AND YOUR 7-DIGIT CONTROL NUMBER, WHICH ARE LOCATED ABOVE TO OBTAIN YOUR RECORDS AND CREATE AN ELECTRONIC BALLOT.

VOTE BY MAIL
MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE WE'VE PROVIDED OR RETURN IT TO NEXMED, INC., C/O SHAREOWNER SERVICES(SM), P.O. BOX 64873, ST-PAUL, MN 55164-0873.




      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.
                               PLEASE DETACH HERE

EXHIBIT A
---------

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                 OF NEXMED, INC.


FIRST:            The name of the corporation is NexMed, Inc. (the
"Corporation").

SECOND:           The name and address of the registered agent of the
Corporation is Corporation Trust Company of Nevada, 1 East 1st Street, Reno, Nevada 89501.

THIRD:            The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes.

FOURTH:           The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  A. The governing board of the Corporation shall be known as the board of directors (the "Board of Directors" or the "Board") and its members all be known as directors, and the number of directors may from time to time be increased or decreased by resolution of the Board of Directors, provided that the number of directors shall not be reduced to less than three (3). The Board of Directors shall be divided into three classes, as nearly equal in number as possible, and the term of office for each respective class of directors shall be so arranged that the term of office of directors of one class shall expire at each successive annual meeting of stockholders, and in all cases as to each director until their successor shall be elected and shall qualify, or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders after the first annual meeting, the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or such greater or lesser number as would be required by an increase or decrease in the size of the Board of Directors) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election. This Article FOURTH may not be amended or repealed without the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the shares entitled to vote thereon.

                  B. Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or the President or by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of these Amended and Restated Articles of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

FIFTH:            A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is ninety million (90,000,000), consisting of eighty million (80,000,000) shares of common stock, par value one-tenth of one cent ($0.001) per share (the "Common Stock") and ten million (10,000,000) shares of preferred stock, par value one-tenth of one cent ($0.001) per share (the "Preferred Stock").

                  B. COMMON STOCK. The shares of Common Stock shall have no pre-emptive or preferential rights of subscription concerning further issuance or authorization of any securities of the Corporation. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy. The holders of the Common Stock shall be entitled to receive dividends if, as and when declared by the Board of Directors.

                  The Common Stock may be issued from time to time in one or more series and shall have such other relative, participant, optional or special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Common Stock from time to time adopted by the Board of Directors pursuant to authority so to adopt which is hereby vested in the Board of Directors.

                  C. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments; and (f) shall have such other relative, participating, optional or special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to the authority to do so which is hereby vested in the Board of Directors.

                  At any time from time to time when authorized by resolution of the Board of Directors and without any action by its stockholders, the Corporation may issue or sell any shares of its stock of any class or series, whether out of the unissued shares thereof authorized by these Amended and Restated Articles of Incorporation, as amended, or out of shares of its stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its stockholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the stock of any class or series of the Corporation within such period of time, or without limit as to time, of such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors, in its sole discretion, may determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by the Board of Directors.

                  D. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment.

                  E. No holder of shares of stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of this Corporation or of any new or additional authorized stock of the Corporation of any class whatsoever, or of any issue of securities of the Corporation convertible into stock, whether such stock or securities be issued for money or for a consideration other than money or by way of dividend, but any such unissued stock or such new or additional authorized stock or such securities convertible into stock may be issued and disposed of to such persons, firms, corporations and associations, and upon such terms as may be deemed advisable by the Board of Directors without offering to stockholders of record or any class of stockholders upon the same terms or upon any terms.

SIXTH:            A. Subject to the rights of the holders of any series of
Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

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                  B. Subject to the rights of the holders of any series of
Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

                  C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.

SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation. Any adoption, amendment or repeal of any provision of the By-Laws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the By-Laws of the Corporation. Any adoption, amendment or repeal of any provision of the By-Laws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Amended and Restated Articles of Incorporation, the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

EIGHTH: The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Articles of Incorporation in the manner prescribed by the laws of the State of Nevada and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Articles of Incorporation or any provision of law that might otherwise permit a lesser vote or not vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Articles of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article EIGHTH, Article SIXTH, or Article SEVENTH.

NINTH: The personal liability of a director or officer of the Corporation to the Corporation or its stockholders shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes. If the Nevada Revised Statutes are amended after approval by the stockholders of this Article NINTH to further eliminate or limit or authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time. No repeal or modification of this Article NINTH by the stockholders shall adversely affect any right or protection of a director or officer of the Corporation existing by virtue of this Article NINTH at the time of such repeal or modification.

TENTH: A. The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation or is serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer. The indemnification of directors and officers by the Corporation shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the

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Corporation to provide broader indemnification rights than permitted prior to the amendment). The indemnification of directors and officers shall be against all loss, liability and expense (including attorneys' fees, costs, damages, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties) actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeal; provided, however, that with respect to any action, suit or proceeding initiated by a director or officer, the Corporation shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Board of Directors of the Corporation, except with respect to a suit for the enforcement of rights to indemnification or advancement of expenses in accordance with Section C of this Article TENTH below.

                  B. The expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding: provided, however, that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under this Article TENTH.

                  C. Any director or officer may enforce his or her rights to indemnification or advance payments for expenses in a suit brought against the Corporation if his or her request for indemnification or advance payments for expenses is wholly or partially refused by the Corporation or if there is no determination with respect to such request within 60 days from receipt by the Corporation of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his or her entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he or she shall also be indemnified by the Corporation for costs and expenses incurred in such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section B of this Article TENTH where the require undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the Nevada Revised Statutes. Neither the failure of the Corporation to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct nor a determination by the Corporation that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct. In a suit brought by a director or officer to enforce a right under this Section C or by the Corporation to recover and advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this Section C or otherwise, shall be on the Corporation.

                  D. The right to indemnification and to the payment of expenses as they are incurred and in advance of the final disposition of the action, suit or proceeding shall not be exclusive of any other right to which a person may be entitled under these Amended and Restated Articles of Incorporation or any by-law, agreement, statute, vote of stockholders or disinterested directors or otherwise. The right to indemnification under Section A of this Article TENTH above shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

                  E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any loss, liability or expense, whether or not the Corporation would have the power to indemnify such person against such loss, liability or expense under the Nevada Revised Statutes.

                  F. The Corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed to such settlement. If any person shall unreasonably fail to enter into a settlement of any action, suit or proceeding within the scope of Section A of this Article TENTH above, offered or assented to by the opposing party or parties and which is acceptable to the Corporation, then, notwithstanding any other provision of this Article TENTH, the indemnification obligation of the Corporation in connection with such action, suit or proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

                  G. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or to any director, officer, employee or agent of any of its subsidiaries to the fullest extent of the provisions of this Article TENTH subject to the imposition of any conditions or limitations as the Board of Directors may deem necessary or appropriate.

ELEVENTH: In the event of a conflict between the terms of these Amended and Restated Articles of Incorporation and the By-Laws of the Corporation, the terms and provisions of these Amended and Restated Articles of Incorporation shall govern.


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